As filed with the Securities and Exchange Commission on September 25, 2017

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
CoStar Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	52-2091509
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1331 L Street, NW
Washington, DC 20005
(202) 346-6500
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Jonathan Coleman, Esq.
General Counsel
CoStar Group, Inc.
1331 L Street, NW
Washington, DC 20005
(202) 346-6500
(Name, address, including zip code, and telephone number including area code, of agent for service)

Copy to:
Andrew L. Fabens
Gibson, Dunn & Crutcher LLP
200 Park Ave.
New York, NY 10166
(212) 351-4000

Approximate date of commencement of proposed sale of the securities to the public: From time to time after the effective date of this Registration Statement, as determined by the Registrant.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Securities and Exchange Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒		Accelerated filer	☐
Non-accelerated filer	☐	(Do not check if a smaller reporting company)	Smaller reporting company	☐
			Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 7(a)(2)(B) of Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Debt Securities(1)	(2)	(2)	(2)	(3)
Common Stock(1)	(2)	(2)	(2)	(3)
Preferred Stock(1)	(2)	(2)	(2)	(3)
Warrants(1)	(2)	(2)	(2)	(3)
Depositary Shares(1)(4)	(2)	(2)	(2)	(3)
Purchase Contracts(1)(5)	(2)	(2)	(2)	(3)

(1)	Any securities registered hereunder may be sold separately or as units with other securities registered hereunder.
(2)	Omitted pursuant to General Instructions II.E of Form S-3. An indeterminate amount of securities of each identified class is being registered as may from time to time be issued at indeterminate prices.
(3)	In accordance with Rules 456(b) and 457(r), the Registrant is deferring payment of all of the registration fee.
(4)	There is being registered under this registration statement an indeterminate number of depositary shares to be evidenced by depositary receipts as may be issued pursuant to a deposit agreement in the event that CoStar Group, Inc. elects to offer to the public fractional shares of the preferred stock registered hereby. Such depositary receipts will be distributed to those persons purchasing such fractional interests and the shares of the preferred stock will be issued to the depositary under the deposit agreement. No separate consideration will be received for depositary shares. An indeterminate number of depositary shares may also be issued upon settlement of purchase contracts.
(5)	Each purchase contract will obligate CoStar Group, Inc. to sell, and the holder thereof to purchase, an indeterminate number of debt securities, common stock, preferred stock or other securities described herein.

PROSPECTUS

CoStar Group, Inc.

Debt Securities
Common Stock
Preferred Stock
Warrants
Depositary Shares
Purchase Contracts

We or selling securityholders may, from time to time, offer to sell senior or convertible debt securities, common stock, preferred stock, warrants, depositary shares or purchase contracts. Each time we or a selling securityholder sells securities pursuant to this prospectus, we will provide a supplement to this prospectus that contains specific information about the offering and the specific terms of the securities offered. You should read this prospectus and the applicable prospectus supplement carefully before you invest in our securities.

Our common stock is listed on the NASDAQ Global Select Market under the symbol “CSGP.”

Investing in our securities involves a high degree of risk. See the “Risk Factors” section of our filings with the Securities and Exchange Commission and the applicable prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 25, 2017

You should rely only on the information contained or incorporated by reference in this prospectus and in any accompanying prospectus supplement or in any related free writing prospectus. We have not authorized any other person to provide you with different information with respect to this offering. This document may only be used where it is legal to sell these securities. You should only assume that the information in this prospectus or in any prospectus supplement is accurate as of the date on the front of those documents. Our business, financial condition, results of operations and prospects may have changed since that date. We are not making an offer of these securities in any state where the offer is not permitted.

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement that we filed with the Securities and Exchange Commission, or SEC, as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”). By using an automatic shelf registration statement, we may, at any time and from time to time, sell securities under this prospectus in one or more offerings in an unlimited amount. As allowed by the SEC rules, this prospectus does not contain all of the information included in the registration statement. For further information, we refer you to the registration statement, including its exhibits. Statements contained in this prospectus about the provisions or contents of any agreement or other document are not necessarily complete. If the SEC’s rules and regulations require that an agreement or document be filed as an exhibit to the registration statement, please see that agreement or document for a complete description of these matters.

This prospectus provides you with a general description of the securities we may offer. Each time we use this prospectus to offer securities, we will provide you with a prospectus supplement that will describe the specific amounts, prices and terms of the securities being offered. The prospectus supplement may also add, update or change information contained in this prospectus. Therefore, if there is any inconsistency between the information in this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement.

To understand the terms of our securities, you should carefully read this document and the applicable prospectus supplement. Together they give the specific terms of the securities we are offering. You should also read the documents we have referred you to under “Where You Can Find Additional Information” below for information about us and our financial statements. You can read the registration statement and exhibits on the SEC’s website or at the SEC as described under “Where You Can Find Additional Information.”

Unless otherwise indicated or the context otherwise requires, references in this prospectus to “Registrant,” “Company,” “we” or “our” are to CoStar Group, Inc. and its consolidated subsidiaries, and “CoStar” refers to CoStar Group, Inc., a Delaware corporation.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Certain parts of this prospectus and any prospectus supplement, and the documents incorporated by reference herein, contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements include information that is not purely historic fact and include, without limitation, statements concerning our financial outlook for 2017 and beyond, our possible or assumed future results of operations generally, and other statements and information regarding assumptions about our revenues, revenue growth rates, gross margin percentage, net income, net income per share, fully diluted net income per share, EBITDA, adjusted EBITDA, non-generally accepted accounting principles (“GAAP”) net income, non-GAAP net income per share, weighted-average outstanding shares, taxable income, cash flow from operating activities, available cash, operating costs, amortization expense, intangible asset recovery, capital and other expenditures, legal proceedings and claims, legal costs, effective tax rate, equity compensation charges, future taxable income, pending acquisitions, the anticipated benefits of completed or proposed acquisitions, the anticipated benefits of cross-selling efforts, product development and release, sales and marketing campaigns, product integrations, elimination and de-emphasizing of services, contract renewal rate, the timing of future payments of principal under our $400.0 million term loan facility available to us under a credit agreement dated April 1, 2014 (as amended, the “Credit Agreement”), expectations regarding our compliance with financial and restrictive covenants in our Credit Agreement, financing plans, geographic expansion, capital structure, contractual obligations, our database, database growth, services and facilities, employee relations, future economic performance, our ability to liquidate or realize our long-term investments, management’s plans, goals and objectives for future operations, and growth and markets for our stock.

Our forward-looking statements are also identified by words such as “hope,” “anticipate,” “may,” “believe,” “expect,” “intend,” “will,” “should,” “plan,” “estimate,” “predict,” “continue” and “potential” or the negative of these terms or other comparable terminology. You should understand that these forward-looking statements are estimates reflecting our judgment, beliefs and expectations, not guarantees of future performance. They are subject to a number of assumptions, risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements. The following important factors, in addition to those discussed or referred to under the heading “Risk Factors,” and other unforeseen events or circumstances, could affect our future results and could cause those results or other outcomes to differ materially from those expressed or implied in our forward-looking statements:

•	commercial real estate market conditions;
•	general economic conditions, both domestic and international;
•	our ability to identify, acquire and integrate acquisition candidates;
•	our ability to realize the expected benefits, cost savings or other synergies from acquisitions, on a timely basis or at all;
•	our ability to combine acquired businesses successfully or in a timely and cost-efficient manner;
•	business disruption relating to integration of acquired businesses or other business initiatives;
•	theft of any personally identifiable information we maintain or process;
•	any actual or perceived failure to comply with privacy or data protection laws, regulations or standards;
•	the amount of investment for sales and marketing and our ability to realize a return on investments in sales and marketing;
•	our ability to effectively and strategically combine, eliminate or de-emphasize service offerings;
•	reductions in revenues as a result of service changes;
•	the time and resources required to develop upgraded or new services and to expand service offerings;
•	changes or consolidations within the commercial real estate industry;
•	customer retention;
•	our ability to attract new clients;
•	our ability to sell additional services to existing clients;
•	our ability to integrate our North America and International product offerings;
•	our ability to integrate the backend systems of CoStar and LoopNet and subsequently create operating efficiencies and provide improved data to our customers;
•	our ability to successfully transition LoopNet to a pure marketing site, where all listings are paid and searches are free, in a timely manner, and minimize the impact of that transition on revenue;
•	our ability to successfully introduce and cross-sell new products or upgraded services in U.S. and foreign markets;
•	our ability to attract consumers to our online marketplaces;
•	our ability to increase traffic on our network of sites;
•	the success of our marketing campaigns in generating brand awareness and site traffic;
•	competition;
•	foreign currency fluctuations;
•	global credit market conditions affecting investments;
•	our ability to continue to expand successfully, timely and in a cost-efficient manner, including internationally;
•	our ability to effectively penetrate and gain acceptance in new sectors and geographies;
•	our ability to control costs;
•	litigation or government investigations in which we become involved;
•	changes in accounting policies or practices;

•	release of new and upgraded services or entry into new markets by us or our competitors;
•	data quality;
•	expansion, growth, development or reorganization of our sales force;
•	employee retention;
•	technical problems with our services;
•	managerial execution;
•	changes in relationships with real estate brokers, property managers and other strategic partners;
•	legal and regulatory issues; and
•	successful adoption of and training on our services.

Accordingly, you should not place undue reliance on forward-looking statements, which speak only as of, and are based on information available to us on, the date of this Registration Statement. All subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We do not undertake any obligation to update any such statements or release publicly any revisions to these forward-looking statements to reflect new information or events or circumstances after the date of this Registration Statement or to reflect the occurrence of unanticipated events.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We are subject to the informational requirements of the Exchange Act, and, in accordance with these requirements, we file annual, quarterly and current reports, amendments to such reports, proxy statements and other information relating to our business, financial condition and other matters with the SEC. We are required to disclose in such reports certain information, as of particular dates, concerning our operating results and financial condition, officers and directors, principal holders of securities, any material interests of such persons in transactions with us and other matters. You may read and copy any of this information filed with the SEC at the SEC’s public reference room:

Public Reference Room
100 F Street NE
Washington, DC 20549

For information regarding the operation of the Public Reference Room, you may call the SEC at 1-800-SEC-0330. Our filings are also available to the public through the website maintained by the SEC at www.sec.gov or from commercial document retrieval services. Our filings are also available free of charge as soon as reasonably practicable after we electronically file such material with, or furnish it to the SEC, on our website at www.costargroup.com/investors/sec-filings. You are encouraged to read the materials that we file with the SEC, which disclose important information about us. This information includes any filing we have made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act. The information on our website or any other website is not incorporated by reference in the prospectus and should not be considered part of this prospectus or any other filing we make with the SEC.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus, which means that we can disclose important information to you by referring you to another document that we filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for any information superseded by information contained directly in this prospectus. These documents contain important information about us and our financial condition, business and results.

We are incorporating by reference our filings listed below and any additional documents that we may file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date we file this prospectus and prior to the termination of any offering; except we are not incorporating by reference any information furnished (but not filed) under Item 2.02 or Item 7.01 of any Current Report on Form 8-K, unless specifically noted below for such report or in a prospectus supplement:

•	our Annual Report on Form 10-K for the year ended December 31, 2016 (including the portions of our proxy statement for our 2017 annual meeting of stockholders incorporated by reference therein);
•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2017 and June 30, 2017, filed on April 27, 2017 and July 27, 2017, respectively;
•	our Current Reports on Form 8-K filed with the SEC on June 7, 2017 and September 13, 2017 (as to Item 1.01 only); and
•	the description of our common stock, par value $0.01 per share, contained in our Form 8-A filed on June 25, 1998 (SEC File Number 000-24531), and any amendment or report filed for the purpose of updating such description.

We will provide, without charge, to each person to whom a copy of this prospectus has been delivered, including any beneficial owner, a copy of any and all of the documents referred to herein that are summarized in this prospectus, if such person makes a written or oral request directed to:

CoStar Group, Inc.
1331 L Street, NW
Washington, DC 20005
Attention: Investor Relations
(202) 346-6500

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS AND ANY ACCOMPANYING PROSPECTUS SUPPLEMENT, OR TO WHICH WE HAVE REFERRED YOU, IN MAKING YOUR DECISIONS WHETHER TO INVEST IN THE SECURITIES. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT DIFFERS FROM THAT CONTAINED IN THIS PROSPECTUS AND ANY ACCOMPANYING PROSPECTUS SUPPLEMENT. THIS PROSPECTUS IS DATED SEPTEMBER 25, 2017. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROSPECTUS IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE, UNLESS WE OTHERWISE NOTE IN THIS PROSPECTUS OR ANY ACCOMPANYING PROSPECTUS SUPPLEMENT.

OUR COMPANY

We are the number one provider of information, analytics and online marketplaces to the commercial real estate industry in the United States (“U.S.”) and United Kingdom (“U.K.”) based on the fact that we offer the most comprehensive commercial real estate database available; have the largest research department in the industry; own and operate leading online marketplaces for commercial real estate and apartment listings in the U.S. based on the numbers of unique visitors and site visits per month; provide more information, analytics and marketing services than any of our competitors and believe that we generate more revenues than any of our commercial real estate information competitors. We created and compiled our standardized platform of information, analytics and online marketplace services where industry professionals and consumers of commercial real estate, including apartments, and the related business communities can continuously interact and facilitate transactions by efficiently accessing and exchanging accurate and standardized real estate-related information.

The principal trading market for CoStar’s common stock (NASDAQ: CSGP) is the Nasdaq Global Select Market. Our principal executive office is located at 1331 L Street, NW, Washington, DC 20005, telephone number (202) 346-6500. We maintain a website at www.costargroup.com. The information on our website is not part of this prospectus nor is it incorporated by reference.

USE OF PROCEEDS

We will specify the use of the proceeds from the offering and sale of any securities registered hereby in the applicable prospectus supplement for such offering.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our historical ratios of earnings to fixed charges for the periods indicated. This information should be read in conjunction with the consolidated financial statements and the accompanying notes incorporated by reference in this prospectus.

	Three Months Ended June 30,	Years Ended December 31,
	2017	2016	2015	2014	2013	2012
Ratios of earnings to fixed charges	4.4x	8.9x	1.2x	5.2x	4.9x	3.4x

Earnings available for fixed charges represent earnings before income taxes, noncontrolling interests and fixed charges excluding capitalized interest, net of amortization, reduced by undistributed earnings of our less than 50% owned affiliates. Fixed charges represent interest expense, amortization of debt discount and expenses, capitalized interest, plus that portion of rental expense deemed to be the equivalent of interest. Interest expense excludes interest related to uncertain tax positions, which has been included in the provision for income taxes.

DESCRIPTION OF DEBT SECURITIES

The following is a general description of the debt securities that we may offer from time to time. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which the general provisions described below may apply to those securities will be described in the applicable prospectus supplement. We may also sell hybrid securities that combine certain features of debt securities and other securities described in this prospectus. As you read this section, please remember that the specific terms of a debt security as described in the applicable prospectus supplement will supplement and may modify or replace the general terms described in this section. If there are any differences between the applicable prospectus supplement and this prospectus, the applicable prospectus supplement will control. As a result, the statements we make in this section may not apply to the debt security you purchase.

In this description of debt securities, the words “we,” “us” or “our” refer only to CoStar Group, Inc. and not to any of our subsidiaries. The registered holder of any debt security will be treated as the owner of it for all purposes. Only registered holders will have rights under the applicable indenture.

General

The debt securities that we may offer will be either senior debt securities or subordinated debt securities. Any senior debt securities will be issued under an indenture, which we refer to as the senior indenture, to be entered into between us and the trustee named in the applicable prospectus supplement. Any subordinated debt securities will be issued under a different indenture, which we refer to as the subordinated indenture, to be entered into between us and the trustee named in the applicable prospectus supplement. We refer to both the senior indenture and the subordinated indenture as the indentures, and to each of the trustees under the indentures as a trustee. In addition, the indentures may be supplemented or amended as necessary to set forth the terms of the debt securities issued under the indentures. You should read the indentures, including any amendments or supplements, carefully to fully understand the terms of the debt securities. The forms of the indentures have been filed as exhibits to the registration statement of which this prospectus is a part. The terms of the debt securities will include those stated in the indentures and those made part of the indentures by reference to the Trust Indenture Act of 1939, as amended.

Any senior debt securities that we may issue will be our unsubordinated obligations. They will rank equally with each other and all of our other unsubordinated debt, unless otherwise indicated in the applicable prospectus supplement. Any subordinated debt securities that we may issue will be subordinated in right of payment to the prior payment in full of our senior debt. See “Ranking.” The subordinated debt securities will rank equally with each other, unless otherwise indicated in the applicable prospectus supplement. We will indicate in each applicable prospectus supplement, as of the most recent practicable date, the aggregate amount of our outstanding debt that would rank senior to the subordinated debt securities.

The indentures will not limit the amount of debt securities that can be issued thereunder and will provide that debt securities of any series may be issued thereunder up to the aggregate principal amount that we may authorize from time to time. Unless otherwise provided in the applicable prospectus supplement, the indentures will not limit the amount of other indebtedness or securities that we may issue. We may issue debt securities of the same series at more than one time and, unless prohibited by the terms of the series, we may reopen a series for issuances of additional debt securities without the consent of the holders of the outstanding debt securities of that series. All debt securities issued as a series, including those issued pursuant to any reopening of a series, will vote together as a single class.

Reference is made to the prospectus supplement for the following and other possible terms of each series of the debt securities with respect to which this prospectus is being delivered:

•	the title of the debt securities;
•	any limit upon the aggregate principal amount of the debt securities of that series that may be authenticated and delivered under the applicable indenture, except for debt securities authenticated and delivered upon registration of transfer of, or in exchange for or in lieu of, other debt securities of that series;
•	the date or dates on which the principal and premium, if any, of the debt securities of the series is payable;
•	the rate or rates, which may be fixed or variable, at which the debt securities of the series shall bear interest or the manner of calculation of such rate or rates, if any, including any procedures to vary or reset such rate or rates, and the basis upon which interest will be calculated if other than that of a 360-day year of twelve 30-day months;
•	the place or places where the principal of and interest, if any, on the debt securities of the series shall be payable, where the debt securities of such series may be surrendered for registration of transfer or exchange and where notices and demands to or upon us with respect to the debt securities of such series and the applicable indenture may be served, and the method of such payment, if by wire transfer, mail or other means if other than as set forth in the applicable indenture;
•	the date or dates from which such interest shall accrue, the dates on which such interest will be payable or the manner of determination of such dates, and the record date for the determination of holders to whom interest is payable on any such dates;
•	any trustees, authenticating agents or paying agents with respect to such series, if different from those set forth in the applicable indenture;
•	the right, if any, to extend the interest payment periods or defer the payment of interest and the duration of such extension or deferral;
•	if applicable, the period or periods within which, the price or prices at which and the terms and conditions upon which, debt securities of the series may be redeemed, in whole or in part, at our option;
•	our obligation, if any, to redeem, purchase or repay debt securities of the series pursuant to any sinking fund or analogous provisions, including payments made in cash in anticipation of future sinking fund obligations, or at the option of a holder thereof and the period or periods within which, the price or prices at which, and the terms and conditions upon which, debt securities of the series shall be redeemed, purchased or repaid, in whole or in part, pursuant to such obligation;
•	the form of the debt securities of the series, including the form of the trustee’s certificate of authentication for such series;
•	if other than denominations of $1,000 or integral multiples of $1,000 in excess thereof, the denominations in which the debt securities of the series shall be issuable;
•	the currency or currencies in which payment of the principal of, premium, if any, and interest on, debt securities of the series shall be payable;
•	if the principal amount payable at the stated maturity of debt securities of the series will not be determinable as of any one or more dates prior to such stated maturity, the amount which will be deemed to be such principal amount as of any such date for any purpose, including the portion of the principal amount thereof that will be due and payable upon declaration of acceleration of the maturity thereof or upon any maturity other than the stated maturity or that will be deemed to be outstanding as of any such date, or, in any such case, the manner in which such deemed principal amount is to be determined;

•	the terms of any repurchase or remarketing rights;
•	if the debt securities of the series shall be issued in whole or in part in the form of a global security or securities, the type of global security to be issued; the terms and conditions, if different from those contained in the applicable indenture, upon which such global security or securities may be exchanged in whole or in part for other individual securities in definitive registered form; the depositary for such global security or securities; and the form of any legend or legends to be borne by any such global security or securities in addition to or in lieu of the legends referred to in the indenture;
•	whether the debt securities of the series will be convertible into or exchangeable for other securities, and, if so, the terms and conditions upon which such debt securities will be so convertible or exchangeable, including the initial conversion or exchange price or rate or the method of calculation, how and when the conversion price or exchange ratio may be adjusted, whether conversion or exchange is mandatory, at the option of the holder or at our option, the conversion or exchange period, and any other provision in addition to or in lieu of those described herein;
•	any additional restrictive covenants or events of default that will apply to the debt securities of the series, or any changes to the restrictive covenants set forth in the applicable indenture that will apply to the debt securities of the series, which may consist of establishing different terms or provisions from those set forth in the applicable indenture or eliminating any such restrictive covenant or event of default with respect to the debt securities of the series;
•	any provisions granting special rights to holders when a specified event occurs;
•	if the amount of principal or any premium or interest on debt securities of a series may be determined with reference to an index or pursuant to a formula, the manner in which such amounts will be determined;
•	any special tax implications of the debt securities, including provisions for original issue discount securities, if offered;
•	whether and upon what terms debt securities of a series may be defeased if different from the provisions set forth in the applicable indenture;
•	with regard to the debt securities of any series that do not bear interest, the dates for certain required reports to the trustee;
•	whether the debt securities of the series will be issued as unrestricted securities or restricted securities, and, if issued as restricted securities, the rule or regulation promulgated under the Securities Act in reliance on which they will be sold;
•	any guarantees of the debt securities, and the terms and conditions upon which any guarantees may be released or terminated;
•	the provisions, if any, relating to any security provided for the debt securities of the series;
•	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to debt securities of such series if other than those appointed in the applicable indenture;
•	if the debt securities are subordinated debt securities, the subordination terms of the debt securities; and
•	any and all additional, eliminated or changed terms that shall apply to the debt securities of the series, including any terms that may be required by or advisable under United States laws or regulations, including the Securities Act and the rules and regulations promulgated thereunder, or advisable in connection with the marketing of debt securities of that series.

We will comply with Section 14(e) under the Exchange Act, to the extent applicable, and any other tender offer rules under the Exchange Act that may then be applicable, in connection with any obligation to purchase debt securities at the option of the holders thereof. Any such obligation applicable to a series of debt securities will be described in the prospectus supplement relating thereto.

Unless otherwise described in a prospectus supplement relating to any debt securities, there will be no covenants or provisions contained in the indentures that may afford the holders of debt securities protection in the event that we enter into a highly leveraged transaction.

The statements made hereunder relating to the indentures and any debt securities that we may issue are summaries of certain provisions thereof and are qualified in their entirety by reference to all provisions of the indentures and the debt securities and the descriptions thereof, if different, in the applicable prospectus supplement.

Payments on the Debt Securities

Principal of, premium, if any, and interest on the debt securities will be payable at the office or agency maintained by us for such purposes; provided that all payments of principal, premium, if any, and interest with respect to the debt securities represented by one or more global securities registered in the name of or held by The Depository Trust Company (DTC) or its nominee will be made through the facilities of DTC. Until otherwise designated by us, our office or agency will be the office of the trustee maintained for such purpose.

Paying Agent and Registrar for the Debt Securities

The trustee will initially act as paying agent and registrar. We may change the paying agent or registrar without prior notice to the holders, and we or any of our subsidiaries may act as paying agent or registrar.

Transfer and Exchange

A holder may transfer or exchange debt securities in accordance with the applicable indenture. Holders will be required to pay all taxes due on transfer. We will not be required to transfer or exchange any debt security selected for redemption or repurchase. Also, we will not be required to transfer or exchange any debt security for a period of 15 days before a selection of debt securities to be redeemed or repurchased.

Ranking

Senior Debt Securities

Any series of senior debt securities will be our general obligations that rank senior in right of payment to all existing and future indebtedness that is expressly subordinated in right of payment to the senior debt securities. Any series of senior debt securities will rank equally in right of payment with all of our existing and future liabilities that are not so subordinated. Any series of senior unsecured debt securities will be effectively subordinated to all of our secured indebtedness (to the extent of the value of the assets securing such indebtedness) and liabilities of our subsidiaries that do not guarantee the series of senior debt securities.

Subordinated Debt Securities

We will set forth in the applicable prospectus supplement the terms and conditions, if any, upon which any series of subordinated debt securities is subordinated to debt securities of another series or to our other indebtedness. The terms will include a description of:

•	the indebtedness ranking senior to the debt securities being offered;
•	the restrictions, if any, on payments to the holders of the debt securities being offered while a default with respect to the senior indebtedness is continuing; and
•	the provisions requiring holders of the debt securities being offered to remit some payments to the holders of senior indebtedness.

Redemption

If specified in the applicable prospectus supplement, we may redeem the debt securities of any series, as a whole or in part, at our option on and after the dates and in accordance with the terms established for such series, if any, in the applicable indenture. If we redeem the debt securities of any series, we also must pay accrued and unpaid interest, if any, to the date of redemption on such debt securities.

Certain Covenants

Merger, Consolidation or Sale of Assets

We may not, directly or indirectly: (1) consolidate or merge with or into or wind up into another person; or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of our properties or assets, in one or more related transactions, to another person; unless:

(1)	either: (a) we are the surviving person; or (b) the person formed by or surviving any such consolidation or merger or to which such sale, assignment, transfer, conveyance or other disposition has been made is a corporation, limited liability company or limited partnership organized or existing under the laws of the United States, any state of the United States, the District of Columbia or any territory thereof (such person, hereinafter referred to as the Successor Company);
(2)	the Successor Company expressly assumes all of or our obligations under the debt securities and the applicable indenture;
(3)	immediately after such transaction no default or Event of Default exists; and
(4)	we shall have delivered to the trustee a certificate from a responsible officer and an opinion of counsel, each stating that such consolidation, merger or transfer and such amendment or supplement, if any, comply with the applicable indenture.

The Successor Company will succeed to, and be substituted for us under the applicable indenture and the debt securities.

Reports

So long as any debt securities are outstanding, we shall file with the trustee, within 15 days after we file with the SEC, copies of our annual reports and of the information, documents and other reports (or copies of such portions of any of the forgoing as the SEC may from time to time by rules and regulations prescribe) that we may be required to file with the SEC pursuant to Section 13 or Section 15(d) of the Exchange Act. We shall be deemed to have complied with the previous sentence to the extent that such information, documents and reports are filed with the SEC via EDGAR, or any successor electronic delivery procedure. Delivery of such reports, information and documents to the trustee is for informational purposes only and the trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including our compliance with any of our covenants under the applicable indenture (as to which the trustee is entitled to rely exclusively on officer’s certificates).

Events of Default and Remedies

The following will be “Events of Default” with respect to debt securities of a particular series, except to the extent provided in the supplemental indenture or resolution of our board of directors pursuant to which a series of debt securities is issued:

(1)	we default in payment when due and payable, upon redemption, acceleration or otherwise, of principal of, or premium, if any, on the debt securities;
(2)	we default in the payment when due of interest on or with respect to the debt securities and such default continues for a period of 30 days;
(3)	we default in the performance of, or breach any covenant, warranty or other agreement contained in the applicable indenture (other than a default in the performance or breach of a covenant, warranty or agreement which is specifically dealt with in clauses (1) or (2) above) and such default or breach continues for a period of 90 days after the notice specified below;
(4)	certain events involving our bankruptcy, insolvency or reorganization; or
(5)	any other Event of Default provided in the applicable supplemental indenture or resolution of the board of directors under which such series of securities is issued or in the form of security for such series.

A default under one series of debt securities issued under the indenture will not necessarily be a default under another series of debt securities under the indenture. The trustee may withhold notice to the holders of a series of debt securities issued under such indenture of any default or Event of Default (except in any payment on the debt securities of such series) if the trustee considers it in the interest of the holders of the debt securities of that series to do so.

If an Event of Default (other than an Event of Default specified in clause (4) above) for a series of debt securities shall occur and be continuing, the trustee or the holders of at least 25% in principal amount of outstanding debt securities of that series may declare the principal of and accrued interest on such debt securities to be due and payable by notice in writing to us and the trustee specifying the respective Event of Default and that it is a “notice of acceleration” (Acceleration Notice), and the same shall become immediately due and payable. Notwithstanding the foregoing, if an Event of Default specified in clause (4) above occurs and is continuing, then all unpaid principal of, and premium, if any, and accrued and unpaid interest on all of the outstanding debt securities shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of the debt securities.

The holders of a majority in principal amount of the debt securities of such series then outstanding may waive any existing default or Event of Default and its consequences, except a default in the payment of the principal of or interest on such debt securities.

Holders of debt securities of any series may not enforce the applicable indenture or the debt securities of that series except as provided in the applicable indenture and under the Trust Indenture Act of 1939, as amended. Subject to the provisions of the applicable indenture relating to the duties of the trustee, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request, order or direction of any of the holders of the debt securities of any series, unless such holders have offered to the trustee reasonable indemnity. Subject to all provisions of the applicable indenture and applicable law, the holders of a majority in aggregate principal amount of a series of the then outstanding debt securities of such series issued under such indenture will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee.

We will be required to deliver to the trustee annually a statement regarding compliance with the indenture.

No Personal Liability of Directors, Officers, Employees and Stockholders

No director, officer, employee, incorporator or stockholder of the Company will have any liability for any obligations of the Company under the debt securities, the indenture, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of debt securities by accepting a debt security waives and releases all such liability. The waiver and release are part of the consideration for issuance of the debt securities. The waiver may not be effective to waive liabilities under the federal securities laws.

Satisfaction and Discharge of Indenture

The indenture shall cease to be of further effect with respect to a series of debt securities when either:

(1)	we have delivered to the trustee for cancellation all outstanding securities of such series, other than any securities that have been destroyed, lost or stolen and that have been replaced or paid as provided in the indenture;
(2)	all outstanding securities of such series have become due and payable or are by their terms to become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the trustee for the giving of notice of redemption, and we shall have irrevocably deposited with the trustee as trust funds the entire amount, in funds or governmental obligations, or a combination thereof, sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay at maturity or upon redemption all securities of such series; or
(3)	we have properly fulfilled any other means of satisfaction and discharge that may be set forth in the terms of the securities of such series.

In each case, we will also pay all other sums payable by us under the indenture with respect to the securities of such series.

Defeasance

The term defeasance means the discharge of some or all of our obligations under an indenture. If we deposit with the trustee funds or government securities sufficient to make payments on any series of debt securities on the dates those payments are due and payable, then, at our option, either of the following will occur:

(1)	we will be discharged from obligations with respect to the debt securities of such series (legal defeasance); or
(2)	we will no longer have any obligation to comply with the restrictive covenants under the indenture, and the related events of default will no longer apply to us (covenant defeasance).

If we defease any series of debt securities, the holders of the defeased debt securities of such series will not be entitled to the benefits of the indenture under which such series was issued, except for our obligation to register the transfer or exchange of the debt securities of such series, replace stolen, lost or mutilated debt securities or maintain paying agencies and hold moneys for payment in trust. In the case of covenant defeasance, our obligation to pay principal, premium and interest on the debt securities of such series will also survive. We will be required to deliver to the trustee an opinion of counsel that the deposit and related defeasance would not cause the holders of the debt securities of such series to recognize income, gain or loss for federal income tax purposes. If we elect legal defeasance, that opinion of counsel must be based upon a ruling from the United States Internal Revenue Service or a change in law to that effect.

Amendment, Supplement and Waiver

Except as provided in the next two succeeding paragraphs, an indenture or the debt securities of any series issued thereunder may be amended or supplemented with the consent of the holders of at least a majority in principal amount of the debt securities of each series at the time outstanding that is affected voting as a single class (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, debt securities), and any existing default or compliance with any provision of the indenture or the debt securities of any series issued thereunder may be waived with the consent of the holders of a majority in principal amount of each series of debt securities at the time outstanding that is affected voting as a single class (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, debt securities).

Without the consent of each holder affected thereby, an amendment or waiver may not (with respect to any debt securities held by a non-consenting holder):

(1)	reduce the amount of debt securities of any series whose holders must consent to an amendment, supplement or waiver;
(2)	reduce the rate of or change the time for payment of interest on the debt securities of any series;
(3)	reduce the principal or change the stated maturity of any debt securities of any series;
(4)	reduce any premium payable on the redemption of any debt security or change the time at which any debt security may or must be redeemed;
(5)	make payments on any debt security payable in currency other than as originally stated in such debt security;
(6)	impair the holder’s right to institute suit for the enforcement of any payment on any debt security;
(7)	make any change in the percentage of principal amount of the debt securities of any series necessary to waive compliance with certain provisions of the indenture under which such debt securities were issued or to make any change in this provision for modification; or
(8)	waive a continuing default or Event of Default regarding any payment on the debt securities of any series.

Notwithstanding the preceding, without the consent of any holder of debt securities, we and the trustee may amend or supplement an indenture or the applicable debt securities issued thereunder:

(1)	to cure any ambiguity, omission, defect or inconsistency;

(2)	to provide for the assumption of our obligations under the indenture by a successor upon any merger, consolidation or transfer of substantially all of our assets, as applicable;
(3)	to provide for uncertificated debt securities in addition to or in place of certificated debt securities;
(4)	to provide any security for or guarantees of the debt securities or for the addition of an additional obligor on the debt securities;
(5)	to comply with any requirement to effect or maintain the qualification of the indenture under the Trust Indenture Act of 1939, as amended, if applicable;
(6)	to add covenants that would benefit the holders of any outstanding series of debt securities or to surrender any of our rights under the indenture;
(7)	to add additional Events of Default with respect to any series of debt securities;
(8)	to change or eliminate any of the provisions of the indenture, provided that any such change or elimination shall not become effective with respect to any outstanding debt security of any series created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision;
(9)	to provide for the issuance of and establish forms and terms and conditions of a new series of debt securities;
(10)	to permit or facilitate the defeasance and discharge of the debt securities;
(11)	to issue additional debt securities of any series; provided that such additional debt securities have the same terms as, and be deemed part of the same series as, the applicable series of debt securities to the extent required under the indenture;
(12)	to make any change that does not adversely affect the rights of any holder of outstanding debt securities in any material respect; or
(13)	to evidence and provide for the acceptance of appointment by a successor trustee with respect to the debt securities of one or more series and to add to or change any of the provisions of the indenture as shall be necessary to provide for or facilitate the administration of the trust by more than one trustee.

Concerning the Trustee

If an Event of Default occurs and is continuing, the trustee will be required to use the degree of care and skill of a prudent person in the conduct of his own affairs. The trustee will become obligated to exercise any of its powers under the indenture at the request of any of the holders of any debt securities issued under the indenture only after those holders have furnished the trustee indemnity reasonably satisfactory to it.

If the trustee becomes a creditor of ours, it will be subject to limitations in the indenture on its rights to obtain payment of claims or to realize on certain property received for any such claim, as security or otherwise. The trustee is permitted to engage in other transactions with us. If, however, it acquires any conflicting interest, it must eliminate such conflict, resign or obtain an order from the SEC permitting it to remain as trustee.

Governing Law

The indentures and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

DESCRIPTION OF COMMON STOCK

The following description of our share capital is a summary. This summary is not complete and is subject to the complete text of our certificate of incorporation and bylaws, each as amended to date. Our certificate of incorporation and bylaws, each as amended, are incorporated by reference as exhibits to the registration statement of which this prospectus forms a part.

Common Stock

We are authorized to issue 60,000,000 shares of common stock, par value $0.01 per share. As of August 31, 2017 we had 32,824,152 outstanding shares of common stock.

All outstanding shares of common stock are, and the shares offered hereby upon issuance and sale will be, fully paid and non-assessable.

Voting and Other Rights

Each stockholder of record is entitled to one vote for each outstanding share of common stock owned by him on every matter properly submitted to the stockholders for their vote. Our bylaws provide that in an uncontested election, directors will be elected by a majority of votes cast at a meeting of stockholders by the stockholders entitled to vote in the election and, in all other elections of directors, the nominees for election as a director will be elected by a plurality of the votes cast at a meeting of stockholders by the stockholders entitled to vote in the election. Except as otherwise required by law, whenever any corporate action, other than the election of directors is to be taken, it shall be authorized by a majority of the votes cast at a meeting of stockholders by the stockholders entitled to vote thereon.

Distribution

The holders of our common stock are entitled to receive ratably such dividends as are declared by the board of directors out of funds legally available therefor. In the event of our liquidation, dissolution or winding up, holders of common stock have the right to a ratable portion of assets remaining after payment of liabilities. Holders of common stock have neither preemptive rights nor rights to convert their common stock into any other securities and are not subject to future calls or assessments by us. There are no redemption or sinking fund provisions applicable to our common stock.

Number and Classification of Directors

Our certificate of incorporation provides that the number of directors on our board will be fixed from time to time by a majority of the total number of authorized directors. Our certificate of incorporation sets the minimum number of directors at two and our bylaws further provide that the number of members of the board will not exceed ten. Our board of directors currently consists of eight members.

Our bylaws provide that our stockholders may, at any special meeting the notice of which shall state that it is called for that purpose, remove, with or without cause, any director.

Any vacancy on our board of directors which occurs between annual meetings will be filled only by a majority vote of the remaining directors then in office, even if less than a quorum. However, whenever the holders of one or more classes or series of preferred stock have the right, voting separately, to elect directors, the election, term of office, filling of vacancies, removal and other features of such directorships will be governed by the terms of resolutions adopted by our board of directors.

We do not have a classified board. Our certificate of incorporation provides that the directors are elected at each annual meeting of stockholders to hold office until their successors have been duly elected and qualified, or until they sooner resign, are removed or become disqualified.

Section 203 of Delaware General Corporation Law

Section 203 of the Delaware General Corporation Law (“DGCL”) prohibits certain transactions between a Delaware corporation and an “interested stockholder,” which is defined as a person who, together with any affiliates or associates of such person, beneficially owns, directly or indirectly, 15% or more of the outstanding voting shares of a Delaware corporation. This provision prohibits certain business combinations (defined broadly to include mergers, consolidations, sales or other dispositions of assets having an aggregate value in excess of 10% of the consolidated assets of the corporation, and certain transactions that would increase the interested stockholder’s proportionate share ownership in the corporation) between an interested stockholder and a corporation for a period of three years after the date the interested stockholder becomes an interested stockholder, unless (i) the business combination or the transaction which resulted in the stockholder becoming an interested stockholder is approved by the board of directors prior to the date the interested stockholder becomes an interested stockholder, (ii) the interested stockholder acquired at least 85% of the voting stock of the corporation (other than stock held by directors who are also officers or by certain employee stock plans) in the transaction in which it becomes an interested stockholder or (iii) the business combination is approved by a majority of the board of directors and by the affirmative vote of 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

Although stockholders may elect to exclude a corporation from Section 203’s restrictions, our certificate of incorporation and bylaws do not exclude us from Section 203’s restrictions. The provisions of Section 203 may encourage companies interested in acquiring us to negotiate in advance with the board of directors, since Section 203 does not require stockholder approval for a corporation to engage in any business combination with any interested stockholder, if the board of directors prior to the time that such stockholder became an interested stockholder approved either the business combination or the transaction in which the stockholder became an interested stockholder. Business combinations are discussed more fully in the paragraph above.

Certain Antitakeover Provisions

Our certificate of incorporation contains provisions that may have the effect of discouraging a third party from making an acquisition proposal for the Company. Our certificate of incorporation, among other things, (i) permits the board of directors, but not our stockholders, to fill vacancies and newly created directorships on the board of directors and (ii) provides that any action required or permitted to be taken by our stockholders must be effected at an annual or special meeting of stockholders and not by any consent in writing by such stockholders. Such provisions would make the removal of incumbent directors more difficult and time-consuming and may have the effect of discouraging a tender offer or other takeover attempt not previously approved by the board of directors.

Except as otherwise provided in our certificate of incorporation or by the DGCL, our bylaws provide that special meetings of our stockholders may be called at any time by the Chairman of the board of directors or our President, and will be called by our President or Secretary at the request in writing of a majority of our board of directors. Special meetings of stockholders may not be called by our stockholders in their capacity as such. Any special meeting of the stockholders shall be held on such date and at such time as our board of directors or the officer calling the meeting may designate.

The provisions prohibiting stockholder action by written consent and prohibiting stockholders from calling a special meeting could delay consideration of a stockholder proposal until our next annual meeting. This would prevent the holders of our stock from unilaterally using the written consent procedure to take stockholder action. Moreover, a stockholder cannot force stockholder consideration of a proposal over the opposition of the Chairman and the board of directors by calling a special meeting of stockholders.

Amendments

We can amend, alter, change or repeal any provision of our certificate of incorporation in the manner prescribed by the DGCL.

Our board of directors is authorized to make, alter or repeal our bylaws. In addition to any vote of the holders of any class or series of stock required by law, other provisions of our bylaws or by the certificate of incorporation to amend or repeal our bylaws, the affirmative vote of the holders of at least 66 2/3% of our voting stock, voting as a single class, is required to adopt, amend or repeal any provision of our bylaws inconsistent with certain provisions related to special meetings, stockholder proposals, indemnification and amendments of the bylaws.

Indemnification and Limitation of Liability

Our certificate of incorporation provides that we shall, subject to certain limitations, indemnify our directors and officers against expenses (including attorneys’ fees, judgments, fines and certain settlements) actually and reasonably incurred by them in connection with any suit or proceeding to which they are a party so long as they acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to a criminal action or proceeding, so long as they had no reasonable cause to believe their conduct to have been unlawful. Our bylaws further provide that we may indemnify employees and agents against such expenses, in circumstances similar to those described above with respect to indemnification for directors and officers in our certificate of incorporation. We have entered into indemnification agreements with each of our directors and certain of our officers, which clarify and enhance our rights and obligations and the rights and obligations of our directors and officers with respect to indemnification of such persons.

Section 102 of the DGCL permits a Delaware corporation to include in its certificate of incorporation a provision eliminating or limiting a director’s liability to a corporation or its stockholders for monetary damages for breaches of fiduciary duty. DGCL Section 102 provides, however, that liability for breaches of the duty of loyalty, acts or omissions not in good faith or involving intentional misconduct, or knowing violation of the law, and the unlawful purchase or redemption of stock or payment of unlawful dividends or the receipt of improper personal benefits cannot be eliminated or limited in this manner. Our certificate of incorporation includes a provision which eliminates, to the fullest extent permitted, director liability for monetary damages for breaches of fiduciary duty.

Pursuant to our certificate of incorporation and bylaws and Section 145 of the DGCL, we may purchase and maintain insurance on behalf of any director, officer, employee or agent of the corporation to the extent permitted by Section 145 of the DGCL. We have obtained directors’ and officers’ liability and corporate reimbursement insurance covering all of our and our subsidiaries’ officers and directors and providing for the reimbursement of amounts paid by us or our subsidiaries to directors and officers pursuant to indemnification arrangements, subject to certain deductibles and coinsurance provisions.

Listing, Transfer Agent and Registrar

Our common stock is listed for trading on the NASDAQ Global Select Market. The transfer agent and registrar for our common stock is American Stock Transfer and Trust Company.

DESCRIPTION OF PREFERRED STOCK

We are authorized to issue 2,000,000 shares of preferred stock in one or more series. As of August 31, 2017, we had no outstanding shares of preferred stock. The rights, preferences, privileges and restrictions, including dividend rights, voting rights, terms of redemption, retirement, sinking fund provisions, liquidation preferences, conversion rights and exchange rights, if any, of the preferred stock of each series will be fixed or designated pursuant to a certificate of designation adopted by our board of directors or a duly authorized committee thereof.

DESCRIPTION OF OTHER SECURITIES

We will set forth in the applicable prospectus supplement a description of any warrants, depositary shares or purchase contracts issued by us that may be offered pursuant to this prospectus.

PLAN OF DISTRIBUTION

We may sell the securities offered pursuant to this prospectus in any of the following ways:

•	directly to one or more purchasers;
•	through agents;
•	through underwriters, brokers or dealers; or
•	through a combination of any of these methods of sale.

We will identify the specific plan of distribution, including any underwriters, brokers, dealers, agents or direct purchasers and their compensation in a prospectus supplement.

SELLING SECURITYHOLDERS

To the extent this prospectus is used by any selling securityholder to resell common stock or other securities, information with respect to the selling securityholder and the plan of distribution will be contained in a supplement to this prospectus, in a post-effective amendment or in filings we make with the SEC under the Exchange Act that are incorporated by reference.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited CoStar Group, Inc.’s consolidated financial statements and schedule included in our Annual Report on Form 10-K for the year ended December 31, 2016, and the effectiveness of our internal control over financial reporting as of December 31, 2016, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. The CoStar Group, Inc. financial statements and schedule are incorporated by reference in reliance on Ernst & Young LLP’s report, given their authority as experts in accounting and auditing.

VALIDITY OF THE SECURITIES

Gibson, Dunn & Crutcher LLP, New York, New York, will pass upon the validity of the securities that may be offered pursuant to this prospectus.

PART II – INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following table sets forth the estimated expenses, other than underwriting discounts and commissions, to be paid by CoStar in connection with the offering of the securities registered hereby. The assumed amount has been used to demonstrate the expenses of an offering and does not represent an estimate of the amount of securities that may be registered or distributed because such amount is unknown at this time. All amounts shown are estimates, except the registration fee.

Item	Amount
SEC registration fee	(1)
Printing expenses	(2)
Legal fees and expenses	(2)
Accounting fees and expenses	(2)
Trustee fees and expenses	(2)
Blue sky fees	(2)
Rating agency fees	(2)
Miscellaneous expenses	(2)
Total	(2)
(1)	In accordance with Rules 456(b) and 457(r) of the Securities Act, we are deferring payment of all of the registration fee for the securities offered by this registration statement.
(2)	Estimated expenses are not presently known. An estimate of the aggregate amount of these expenses will be reflected in the applicable prospectus supplement.
Item 15.	Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law (the “DGCL”) provides for, among other things:

(a)	permissive indemnification for expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by designated persons, including directors, officers, employees and agents of a corporation, in the event such persons are parties to litigation other than stockholder derivative actions if certain conditions are met;
(b)	permissive indemnification for expenses actually and reasonably incurred by designated persons, including directors, officers, employees and agents of a corporation, in the event such persons are parties to stockholder derivative actions if certain conditions are met;
(c)	mandatory indemnification for expenses actually and reasonably incurred by designated persons, including directors and officers of a corporation, in the event such persons are successful on the merits or otherwise in litigation covered by (a) and (b) above; and
(d)	that the indemnification provided for by Section 145 shall not be deemed exclusive of any other rights which may be provided under any bylaw, agreement, stockholder or disinterested director vote, or otherwise.

CoStar’s certificate of incorporation provides that a director shall not be personally liable to CoStar or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability (1) for any breach of the director’s duty of loyalty to CoStar or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) for paying a dividend or approving a stock repurchase or redemption in violation of Section 174 of the DGCL or (4) for any transaction from which the director derived an improper personal benefit. CoStar’s certificate of incorporation also provides that CoStar shall indemnify each director and officer to the fullest extent permitted by Section 145 of the DGCL for all expenses, liabilities and other matters referenced in that Section. Such indemnification is not exclusive of any other rights to which such persons may be entitled under any bylaw, agreement, vote of stockholders, vote of disinterested directors, or otherwise.

CoStar’s bylaws provide that each person who was or is made a party to, or is involved in, any pending or completed action, suit, arbitration, alternative dispute mechanism, hearing or proceeding by reason of the fact that he or she is or was a director or officer of CoStar (or was serving at the request of CoStar as a director, officer, employee or agent for another entity) shall be, and employees and agents may be, indemnified by CoStar, to the fullest extent authorized by the DGCL, against all expenses, liabilities, losses, judgments, fines, penalties and amounts paid in settlement actually and reasonably incurred by the person or on his or her behalf in connection therewith, if the person acted in good faith and in a manner he or she reasonably believed to be not opposed to the best interests of CoStar and, in criminal matters, if the person had no reasonable cause to believe his or her conduct was unlawful. When the action, suit or proceeding is brought by or in the right of CoStar, such indemnification rights extend only to expenses, and no indemnification rights apply to any adjudged liability of the person to CoStar unless the applicable court determines that the person is fairly and reasonably entitled to such indemnification. The bylaws further provide that such indemnification rights are contract rights and that the indemnification rights granted to directors and officers vest when the person becomes a director or officer. Indemnified directors and officers shall have the right to be paid by CoStar for the expenses incurred in defending the proceedings specified above, in advance of their final disposition, upon receipt from the indemnified person of an undertaking to repay all amounts so advanced if it shall ultimately be determined that the person is not entitled to be indemnified. Such expenses, including attorneys’ fees, may be paid with respect to indemnified employees and agents, as the board of directors deems appropriate. The bylaws provide that the right to indemnification and to the advance payment of expenses shall not be exclusive of any other right which any person may have or acquire under any agreement, statute, provision of the bylaws, the certificate of incorporation, or otherwise. Notwithstanding the foregoing, except with respect to a proceeding to enforce rights of indemnification or advance payment of expenses under the indemnification provision of the bylaws, CoStar is required to indemnify a director or officer in connection with any proceeding initiated by such person only if such proceeding was authorized by the board of directors.

CoStar has entered into indemnification agreements with each of its directors and certain of its officers, which clarify and enhance the rights and obligations of CoStar and those directors and officers with respect to indemnification of such persons. The agreements provide, among other things, that, subject to certain enumerated exceptions, CoStar shall indemnify to the fullest extent permitted by the DGCL each director and officer who is a party to the agreements and who is, or is threatened to be, made a party to any action, suit, investigation or proceeding by reason of the fact that he or she is, was or has agreed to become a director, officer, employee or agent of CoStar or its subsidiaries (or is or was serving, or has agreed to serve, at the request of CoStar as a director, officer, employee, partner, agent or fiduciary of another entity) for all costs, damages, losses, judgments, penalties and other expenses actually and reasonably incurred by the indemnified person in connection with any such action, suit investigation or proceeding and for any taxes imposed on such person as a result of payments under the indemnification agreements, provided, that the indemnified person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of CoStar and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. Indemnified parties are presumed to be entitled to indemnification under the agreements, and indemnification shall be made by CoStar unless a determination is made, in accordance with the agreements, that indemnification is not proper. Further, if the indemnified party is successful in defense of any action, suit or proceeding or in defense of a claim, then he or she shall be indemnified against all expenses in connection therewith (notwithstanding the enumerated exceptions) and may be indemnified for some or a portion of the expenses actually and reasonably incurred if he or she is only entitled to indemnification of that portion. Pursuant to the indemnification agreements, indemnified persons are entitled to advancement of expenses, and, in connection therewith, each such person undertakes to reimburse those amounts if he or she is not entitled to indemnification of such expenses. Indemnification rights provided under the indemnification agreements are not exclusive of any other rights to which the indemnified persons may be entitled under CoStar’s bylaws or other organizational documents, vote of stockholders or disinterested directors, provision of law, agreement or otherwise.

Pursuant to CoStar’s certificate of incorporation, bylaws and Section 145 of the DGCL, CoStar may also purchase and maintain insurance on behalf of any director, officer, employee or agent of the corporation to the extent permitted by Section 145 of the DGCL. Pursuant to the indemnification agreements described above, if CoStar obtains insurance for itself or its officers or directors, it also has an obligation to provide coverage for the directors and officers who are parties to those agreements to the same extent as any other director or officer of the corporation.

CoStar has obtained directors’ and officers’ liability and corporate reimbursement insurance covering all officers and directors of CoStar and its subsidiaries and providing for the reimbursement of amounts paid by CoStar or its subsidiaries to directors and officers pursuant to indemnification arrangements, subject to certain deductibles and coinsurance provisions.

The foregoing summaries are necessarily subject to the complete text of the statute, CoStar’s certificate of incorporation and bylaws, as amended to date, and the arrangements referred to above and are qualified in their entirety by reference thereto.

Item 16.	Exhibits

A list of exhibits filed herewith or incorporated by reference is contained in the Exhibit Index, which index and exhibits are incorporated herein by reference.

Item 17.	Undertakings
(a)	The undersigned Registrant hereby undertakes:
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii)	to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:
(i)	Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)	Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;
(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and
(iv)	Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.
(b)	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
(d)	The undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act (“Act”) in accordance with the rules and regulations prescribed by the Commission under section 305(b)2 of the Act.

EXHIBIT INDEX

Exhibit Number	Description
1.1	Form of Underwriting Agreement.*
4.1	Third Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on June 6, 2013).
4.2	Third Amended and Restated By-Laws (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on September 24, 2013).
4.3	Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-4 (Reg. No. 333-174214) filed with the SEC on June 3, 2011).
4.4	Form of Senior Indenture (incorporated by reference to Exhibit 4.2 to the Registrant’s Registration Statement on Form S-3 (Reg. No. 333-174407) filed with the SEC on May 23, 2011).
4.5	Form of Subordinated Indenture (incorporated by reference to Exhibit 4.3 to the Registrant’s Registration Statement on Form S-3 (Reg. No. 333-174407) filed with the SEC on May 23, 2011).
4.6	Form of Debt Securities.*
4.7	Form of Warrant Agreement.*
4.8	Form of Deposit Agreement.*
4.9	Form of Stock Purchase Agreement.*
5.1	Opinion of Gibson, Dunn & Crutcher LLP.
12.1	Computation of Ratio of Earnings to Fixed Charges.
23.1	Consent of Ernst & Young LLP (related to its report relating to CoStar’s consolidated financial statements and internal control over financial reporting).
23.2	Consent of Gibson, Dunn & Crutcher LLP (set forth in Exhibit 5.1).
24.1	Power of Attorney (included on signature page).
*	To be filed by amendment or via Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Washington, District of Columbia, on the 25th day of September, 2017.

COSTAR GROUP, INC.

By:	/s/ Andrew C. Florance
	Name:	Andrew C. Florance
	Title:	President and Chief Executive Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Andrew C. Florance, Scott T. Wheeler and Jonathan Coleman, and each of them, his true and lawful attorneys-in-fact and agents, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and to all other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as might or could be done in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Andrew C. Florance	Director, President and Chief Executive Officer (Principal Executive Officer)	September 25, 2017
Andrew C. Florance

/s/ Scott T. Wheeler	Chief Financial Officer (Principal Financial and Accounting Officer)	September 25, 2017
Scott T. Wheeler

/s/ Michael J. Glosserman	Director	September 25, 2017
Michael J. Glosserman

/s/ Warren H. Haber	Director	September 25, 2017
Warren H. Haber

/s/ John W. Hill	Director	September 25, 2017
John W. Hill

/s/ Laura C. Kaplan	Director	September 25, 2017
Laura C. Kaplan

/s/ Michael R. Klein	Chairman of the Board	September 25, 2017
Michael R. Klein

/s/ Christopher J. Nassetta	Director	September 25, 2017
Christopher J. Nassetta

/s/ David J. Steinberg	Director	September 25, 2017
David J. Steinberg